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                                                                       EXHIBIT 2


                                  SUBSCRIPTION


TO:               GERDAU AMERISTEEL CORPORATION

                  The undersigned subscribes for 26,800,000 common shares in the capital of Gerdau Ameristeel Corporation at a price of Cdn$4.90 per share for aggregate consideration of Cdn$131,320,000.

                 DATED:   April 16, 2004

                             GERDAU STEEL INC.


                             By:        /s/  Glen A. Beeby
                                     -------------------------------------------
                                     Name:  Glen A. Beeby
                                     Title: Chief Financial Officer, Secretary &
                                     Treasurer